UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 25, 2017

Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

933 MacArthur Boulevard

Mahwah, New Jersey 07430

(Address of principal executive offices, including zip code)

(551) 777-6700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Accounting Officer

Effective as of August 28, 2017, Ascena Retail Group, Inc. (the “Company”) appointed Daniel Lamadrid, (42), as Senior Vice President and Chief Accounting Officer. Prior to joining the Company, Mr. Lamadrid held the position of Senior Vice President, Chief Accounting Officer and Controller at Vitamin Shoppe, Inc., where he was employed since 2011. Prior to Vitamin Shoppe, Mr. Lamadrid held the positions of Vice President Controller for the Retail Divisions of Polo Ralph Lauren where he was responsible for the management of the retail accounting departments, Controller at Hartz Mountain Corporation and Finance Director at the Babies “R” Us division of Toys “R” Us. Mr. Lamadrid began his career in public accounting.

The terms and conditions of Mr. Lamadrid’s employment with the Company are set forth in an employment offer letter between Mr. Lamadrid and the Company dated August 23, 2017 (the “Employment Offer Letter”). The material terms of the Employment Offer Letter are summarized below.

Base Salary and Incentive Compensation. Mr. Lamadrid will receive an annual base salary of $375,000. He will be eligible to participate in the Company’s seasonal performance–based incentive compensation program, pro-rated based on his start date and with a target level equal to 50% of annual base salary (up to maximum of 200%). For the Fall 2018 season, Mr. Lamadrid will be entitled to a minimum bonus payout of $60,000.

Sign-On Bonus. Mr. Lamadrid will receive a sign-on bonus of $100,000. Following certain terminations of employment, he will be required to repay the sign-on bonus.

Long-Term Incentives. Under the Employment Offer Letter, Mr. Lamadrid will be eligible to be considered for an annual long-term incentive grant in the first fiscal quarter (the “Annual Grant”). The Annual Grant will consist of 50% stock options and 50% restricted stock units (“RSUs”). Also, Mr. Lamadrid will be recommended to receive a new hire equity grant with a value of $110,000 (the “New Hire Equity Grant”), consisting of 50% stock options and 50% RSUs. The New Hire Equity Grant will vest in equal annual installments over a three-year period, subject to continued employment through the applicable vesting date. Mr. Lamadrid will be eligible to participate in the Cash Settled 2019 Long Term Incentive Plan (the “2019 Cash LTIP”), with a target opportunity of $115,000. Similarly, Mr. Lamadrid will be eligible to participate in the Cash Settled 2020 Long Term Incentive Plan (the “2020 Cash LTIP”), subject to and upon the establishment of the 2020 Cash LTIP by the Company’s Compensation and Stock Incentive Committee, with a target opportunity of $170,000. Upon achievement of certain Company financial goals, established at the beginning of the performance period, Mr. Lamadrid may be entitled to receive a cash payout of the 2019 Cash LTIP and the 2020 Cash LTIP, as applicable.

Restrictive Covenants. As a condition of employment, Mr. Lamadrid will be required to execute a confidentiality, non-solicitation and non-competition agreement containing a nine-month non-competition covenant and a one-year non-solicitation covenant in favor of the Company.

Employee Benefits. The Employment Offer Letter provides that Mr. Lamadrid will be eligible to participate in other employee benefit plans including health and welfare benefit plans, the Company’s 401(k) plan and the Company’s Executive Retirement Plan, which is a nonqualified deferred compensation plan. Also, Mr. Lamadrid will be eligible to participate in the Company’s Executive Severance Plan, amended and restated effective as of June 8, 2017 (the “ESP”), subject to the terms and conditions of the ESP.

The foregoing description of the Employment Offer Letter is qualified in its entirety by reference to the full text of the Employment Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Principal Accounting Officer

Effective as of August 25, 2017, Kevin Trolaro, (47), Vice President, Financial Reporting of the Company, was designated as the Company’s interim principal accounting officer for the purpose of signing the Company’s fiscal 2017 Annual Report on Form 10-K (the “2017 Form 10-K”). Immediately following the filing of the 2017 Form 10-K, Daniel Lamadrid, Senior Vice President and Chief Accounting Officer of the Company, will assume the role of principal accounting officer.

Mr. Trolaro joined the Company in April 2013 as Assistant Vice President, Assistant Controller, and served as Interim Chief Financial Officer of the Company from August 2014 to February 2015. Prior to joining the Company, Mr. Trolaro held several positions at Time Inc. from 2001 to 2012 where he was most recently Senior Director, Financial Reporting. Mr. Trolaro began his career at KPMG LLP as an auditor and has been a certified public accountant since 1994.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description

10.1	Employment Offer Letter effective August 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.

Date: August 28, 2017	By:	/s/ Duane D. Holloway
Name: Duane D. Holloway
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No	Description

10.1	Employment Offer Letter effective August 28, 2017.